ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC,

                                     Issuer

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

                         ------------------------------

                            2003-1 SERIES SUPPLEMENT

                          Dated as of December 23, 2003

                         ------------------------------

     2003-1 SERIES SUPPLEMENT dated as of December 23, 2003 (this "Supplement"), by and between ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, a Delaware limited liability company (the "Issuer"), and The Bank of New York, a New York banking corporation (the "Trustee"), as Trustee under the Indenture dated as of December 19, 2002, between the Issuer and the Trustee (as supplemented or amended, the "Indenture").

                              PRELIMINARY STATEMENT

     Section 9.01(a)(viii) of the Indenture provides that the Issuer and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof so long as the Rating Agency Condition shall have been satisfied with respect to such action. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $152,000,000 to be known as the Issuer's Transition Bonds, Series 2003-1 (the "Series 2003-1 Transition Bonds"). All acts and all things necessary to make the Series 2003-1 Transition Bonds, when duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Series 2003-1 Transition Bonds.

     In order to secure the payment of principal of and interest on (i) the $440 million principal amount of the Issuer's Transition Bonds, Series 2002-1 (the "Series 2002-1 Transition Bonds") issued under the Indenture and the Series Supplement dated as of December 19, 2002 and (ii) the Series 2003-1 Transition Bonds to be issued under the Indenture and this Supplement, the Issuer hereby confirms the Grant to the Trustee, for the benefit of the Holders of the Series 2002-1 Transition Bonds and the Series 2003-1 Transition Bonds from time to time issued and Outstanding, of all of the Issuer's right, title and interest in, to and under the Collateral, including without limitation the Bondable Transition Property transferred pursuant to the Sale Agreement by the Seller to the Issuer on the Initial Transfer Date and the Bondable Transition Property transferred by the Seller to the Issuer on the date hereof, and all proceeds thereof.

     The Trustee, on behalf of the Holders of the Series 2002-1 Transition Bonds and the Series 2003-1 Transition Bonds, acknowledges the confirmation of such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

SECTION 1. DEFINITIONS.

     All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

SECTION 2. OTHER DEFINITIONAL PROVISIONS.

     "Authorized Denominations" means $1,000 and integral multiples of $1.00 above that amount, provided, however, that one Series 2003-1 Transition Bond of each Class may have a denomination of less than $1,000.

     "Expected Amortization Schedule" means Schedule A to this Supplement.

     "Expected Final Payment Date" means, with respect to any Class of the Series 2003-1 Transition Bonds, the expected final Payment Date indicated for such Class in Section 4 of this Supplement.

     "Final Maturity Date" means, with respect to any Class of the Series 2003-1 Transition Bonds, the final maturity date indicated for such Class in Section 4 of this Supplement.

     "Interest Rate" means, for any Class of the Series 2003-1 Transaction Bonds, the percentage amount indicated for such Class in Section 4 of this Supplement.

     "Overcollateralization Amount" has the meaning set forth in Section 5(d) of this Supplement.

     "Record Date" means, with respect to any Payment Date, the Business Day prior to such Payment Date or, with respect to any Definitive Transition Bonds, the last Business Day of the month preceding such Payment Date.

     "Required Capital Amount" has the meaning set forth in Section 5(e) of this Supplement.

     "Series Issuance Date" has the meaning set forth in Section 3(b) of this Supplement.

SECTION 3. DESIGNATION; SERIES ISSUANCE DATES.

          (a) Designation. The Series 2003-1 Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series 2003-1, and further denominated as Class A-1, Class A-2 and Class A-3.

          (b) Series Issuance Date. The Series 2003-1 Transition Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on December 23, 2003 (the "Series Issuance Date") shall have as their date of authentication December 23, 2003.

SECTION 4. INITIAL PRINCIPAL AMOUNT; INTEREST RATE; EXPECTED FINAL PAYMENT DATE;
           FINAL MATURITY DATES.

          The Transition Bonds of each Class of the Series 2003-1 Transition Bonds shall have the initial principal amounts, bear interest at the respective Interest Rates and have the respective Expected Final Payment Dates and Final Maturity Dates set forth below:

            Initial Principal                              Expected Final           Final
Class            Amount              Interest Rate          Payment Date        Maturity Date
A-1              $46,000,000              2.890%%             7/20/2009             7/20/2011
A-2              $52,000,000              4.460%             10/20/2014            10/20/2016
A-3              $54,000,000              5.050%             10/20/2018            10/20/2020

SECTION 5. PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL;
           INTEREST; OVERCOLLATERALIZATION AMOUNT; REQUIRED CAPITAL AMOUNT.

          (a) Payment Dates. The Payment Dates for each Class of the Series 2003-1 Transition Bonds are January 20, April 20, July 20 and October 20 of each year, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on October 20, 2004 and continuing until the earlier of repayment of such Class in full and the applicable Final Maturity Date.

          (b) Expected Amortization Schedule for Principal. Except in the case of an optional redemption pursuant to Section 10.01 or 10.02 of the Indenture, unless an acceleration upon an Event of Default has occurred and is continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Series 2003-1 Transition Bondholders of record as of the related Record Date the amounts payable as principal on the Series 2003-1 Transition Bonds in accordance with the Expected Amortization Schedule; provided that if as of such Payment Date one or more Classes of Series 2003-1 Transition Bonds did not receive a scheduled payment of principal on a previous Payment Date and amounts are payable in respect of more than one such Class in accordance with the Expected Amortization Schedule, principal payments shall be allocated in a sequential manner as follows: (i) to the holders of Series 2003-1 Transition Bonds, Class A-1, until this Class is retired in full; (ii) to the holders of Series 2003-1 Transition Bonds, Class A-2, until this Class is retired in full; and (iii) to the holders of Series 2003-1 Transition Bonds, Class A-3, until this Class is retired in full; provided, further, that no principal payment shall be made on any Class of Series 2003-1 Transition Bonds in excess of the amount necessary to reduce the Outstanding Amount of such Class to the amount specified for such Class and such Payment Date in the Expected Amortization Schedule. In the case of an optional redemption pursuant to Section 10.01 or 10.02 of the Indenture or an acceleration upon an Event of Default pursuant to Section 5.02 of the Indenture, if the amounts available to make payments of principal on the Series 2003-1 Transition Bonds are insufficient to make such payments in full, the Trustee shall pay principal on each Class of the Series 2003-1 Transition Bondholders pro rata based on the Outstanding Amount of each such Class as of such date, if such date is a Payment Date, and otherwise as of the most recent Payment Date after giving effect to all payments of principal made to the Holders of Transition Bonds as of such most recent Payment Date.

          (c) Interest. On the initial Payment Date, interest shall be payable, on each Class of the Series 2003-1 Transition Bonds, in an amount equal to the product of:

          (1) the fraction (x) whose numerator is number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to but excluding the initial Payment Date and (y) whose denominator is 360, times

          (2) the product of (x) the Interest Rate for such Class times (y) the Outstanding Amount of such Class as of the Series Issuance Date.

On each succeeding Payment Date, interest shall be payable, on each Class of the Series 2003-1 Transition Bonds, in an amount equal to the product of:

          (1) the fraction (x) whose numerator is number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to but excluding the current Payment Date and (y) whose denominator is 360, times

          (2) the product of (x) the Interest Rate for such Class times (y) the Outstanding Amount of such Class as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of such Class on such preceding Payment Date.

If the amounts available to make payments of interest on the Series 2003-1 Transition Bonds are insufficient to make such payments in full, the Trustee shall make payments of interest to each Class of such Transition Bonds pro rata based on the respective amounts of interest payable on each such Class. Interest on the Series 2003-1 Transition Bonds shall be calculated on the basis of a 360-day year of twelve 30-day months.

          (d) Overcollateralization Amount. The Overcollateralization Amount for the Series 2003-1 Transition Bonds with respect to each Payment Date shall be as set forth in Schedule B hereto.

          (e) Required Capital Amount; Series 2003-1 Capital Subaccount. The Required Capital Amount for the Series 2003-1 Transition Bonds shall be $760,000.

          (f) No Premium. No premium shall be payable in connection with the early redemption of the Series 2003-1 Transition Bonds.

     SECTION 6. AUTHORIZED DENOMINATIONS. The Series 2003-1 Transition Bonds shall be issuable in the Authorized Denominations.

     SECTION 7. REDEMPTION.

          (a) Mandatory Redemption. The Series 2003-1 Transition Bonds shall not be subject to mandatory redemption.

          (b) Optional Redemption. The Issuer may redeem the Series 2003-1 Transition Bonds at its option, on any Payment Date in accordance with Section
10.01 of the Indenture if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of such Series has been reduced to less than five percent of the initial Outstanding Amount of such Series.

     SECTION 8. CREDIT ENHANCEMENT. No credit enhancement (other than the Overcollateralization Amount, the Required Capital Amount and any adjustments to the Transition Bond Charge approved by the BPU as contemplated in the Servicing Agreement) is provided for the Series 2003-1 Transition Bonds.

     SECTION 9. DELIVERY AND PAYMENT FOR THE SERIES 2003-1 TRANSITION BONDS; FORM OF THE SERIES 2003-1 TRANSITION BONDS. The Trustee shall deliver the Series 2003-1 Transition Bonds to the Issuer when authenticated in accordance with
Section 2.02 of the Indenture. The Series 2003-1 Transition Bonds shall be in the form of Exhibit A.

     SECTION 10. LISTING AGENT, PAYING AGENT, TRANSFER AGENT. For so long as any Series 2003-1 Transition Bonds are listed on the Luxembourg Stock Exchange and the rules and regulations of such exchange so require, the Issuer shall retain a listing agent, a transfer agent and a paying agent in Luxembourg appointed pursuant to Section 3.02(b) of the Indenture.

     SECTION 11. DESIGNATION OF ADDITIONAL DATES AS ADJUSTMENT DATES AND CALCULATION DATES. As contemplated in the definitions of "Adjustment Date" and "Calculation Date" in Appendix A to the Indenture, (a) January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2017, are hereby designated as Adjustment Dates so long as any Series 2003-1 Transition Bonds are outstanding, and (b) March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2017, are hereby designated as Calculation Dates so long as any Series 2003-1 Transition Bonds are outstanding.

     SECTION 12. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument.

     SECTION 13. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 14. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        ATLANTIC CITY ELECTRIC TRANSITION
                                        FUNDING LLC,
                                        as Issuer


                                        By: /s/ James P. Lavin
                                            --------------------------------
                                             Name: James P. Lavin
                                                   --------------------------
                                             Title: Manager


                                        THE BANK OF NEW YORK, not in its
                                             individual capacity but solely as
                                             Trustee on behalf of the
                                             Transition Bondholders,


                                        By: /s/ Catherine L. Cerilles
                                            -------------------------------
                                             Name: Catherine L. Cerilles
                                                   --------------------------
                                             Title: Assistance Vice President

                                   SCHEDULE A
                         Expected Amortization Schedule
                       Scheduled Amortization Requirement

                    All amounts are in United States Dollars


--------------------------------------------------------------------------------
Payment Date      Class A-1      Class A-2         Class A-3      Series 2003-1
                    balance        balance          balance          balance
--------------------------------------------------------------------------------
Closing         $46,000,000     $ 52,000,000      $54,000,000     $ 152,000,000
--------------------------------------------------------------------------------
10/20/04        $39,359,305     $ 52,000,000      $54,000,000     $ 145,359,305
--------------------------------------------------------------------------------
01/20/05        $36,993,083     $ 52,000,000      $54,000,000     $ 142,993,083
--------------------------------------------------------------------------------
04/20/05        $35,183,230     $ 52,000,000      $54,000,000     $ 141,183,230
--------------------------------------------------------------------------------
07/20/05        $33,612,707     $ 52,000,000      $54,000,000     $ 139,612,707
--------------------------------------------------------------------------------
10/20/05        $31,280,008     $ 52,000,000      $54,000,000     $ 137,280,008
--------------------------------------------------------------------------------
01/20/06        $29,286,261     $ 52,000,000      $54,000,000     $ 135,286,261
--------------------------------------------------------------------------------
04/20/06        $27,300,864     $ 52,000,000      $54,000,000     $ 133,300,864
--------------------------------------------------------------------------------
07/20/06        $25,539,009     $ 52,000,000      $54,000,000     $ 131,539,009
--------------------------------------------------------------------------------
10/20/06        $22,973,776     $ 52,000,000      $54,000,000     $ 128,973,776
--------------------------------------------------------------------------------
01/20/07        $20,870,458     $ 52,000,000      $54,000,000     $ 126,870,458
--------------------------------------------------------------------------------
04/20/07        $18,842,048     $ 52,000,000      $54,000,000     $ 124,842,048
--------------------------------------------------------------------------------
07/20/07        $17,037,857     $ 52,000,000      $54,000,000     $ 123,037,857
--------------------------------------------------------------------------------
10/20/07        $14,426,754     $ 52,000,000      $54,000,000     $ 120,426,754
--------------------------------------------------------------------------------
01/20/08        $12,266,379     $ 52,000,000      $54,000,000     $ 118,266,379
--------------------------------------------------------------------------------
04/20/08        $10,178,005     $ 52,000,000      $54,000,000     $ 116,178,005
--------------------------------------------------------------------------------
07/20/08        $ 8,312,681     $ 52,000,000      $54,000,000     $ 114,312,681
--------------------------------------------------------------------------------
10/20/08        $ 5,632,773     $ 52,000,000      $54,000,000     $ 111,632,773
--------------------------------------------------------------------------------
01/20/09        $ 3,523,672     $ 52,000,000      $54,000,000     $ 109,523,672
--------------------------------------------------------------------------------
04/20/09        $ 1,428,802     $ 52,000,000      $54,000,000     $ 107,428,802
--------------------------------------------------------------------------------
07/20/09            $     -     $ 51,319,472      $54,000,000     $ 105,319,472
--------------------------------------------------------------------------------
10/20/09            $     -     $ 48,581,722      $54,000,000     $ 102,581,722
--------------------------------------------------------------------------------
01/20/10            $     -     $ 46,260,437      $54,000,000     $ 100,260,437
--------------------------------------------------------------------------------
04/20/10            $     -     $ 44,078,457      $54,000,000       $98,078,457
--------------------------------------------------------------------------------
07/20/10            $     -     $ 41,931,883      $54,000,000       $95,931,883
--------------------------------------------------------------------------------
10/20/10            $     -     $ 39,161,913      $54,000,000       $93,161,913
--------------------------------------------------------------------------------
01/20/11            $     -     $ 36,755,413      $54,000,000       $90,755,413
--------------------------------------------------------------------------------
04/20/11            $     -     $ 34,460,356      $54,000,000       $88,460,356
--------------------------------------------------------------------------------
07/20/11            $     -     $ 32,198,453      $54,000,000       $86,198,453
--------------------------------------------------------------------------------
10/20/11            $     -     $ 29,310,441      $54,000,000       $83,310,441
--------------------------------------------------------------------------------
01/20/12            $     -     $ 26,790,878      $54,000,000       $80,790,878
--------------------------------------------------------------------------------
04/20/12            $     -     $ 24,384,699      $54,000,000       $78,384,699
--------------------------------------------------------------------------------
07/20/12            $     -     $ 22,010,568      $54,000,000       $76,010,568
--------------------------------------------------------------------------------
10/20/12            $     -     $ 19,009,095      $54,000,000       $73,009,095
--------------------------------------------------------------------------------
01/20/13            $     -     $ 16,374,177      $54,000,000       $70,374,177
--------------------------------------------------------------------------------
04/20/13            $     -     $ 13,851,023      $54,000,000       $67,851,023
--------------------------------------------------------------------------------
07/20/13            $     -     $ 11,358,611      $54,000,000       $65,358,611
--------------------------------------------------------------------------------
10/20/13            $     -       $8,237,392      $54,000,000       $62,237,392
--------------------------------------------------------------------------------
01/20/14            $     -       $5,481,535      $54,000,000       $59,481,535
--------------------------------------------------------------------------------
04/20/14            $     -       $2,836,150      $54,000,000       $56,836,150
--------------------------------------------------------------------------------
07/20/14            $     -        $ 220,160      $54,000,000       $54,220,160
--------------------------------------------------------------------------------
10/20/14            $     -           $    -      $50,973,850       $50,973,850
--------------------------------------------------------------------------------
01/20/15            $     -           $    -      $48,086,975       $48,086,975
--------------------------------------------------------------------------------
04/20/15            $     -           $    -      $45,304,801       $45,304,801
--------------------------------------------------------------------------------
07/20/15            $     -           $    -      $42,546,405       $42,546,405
--------------------------------------------------------------------------------
10/20/15            $     -           $    -      $39,151,856       $39,151,856
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
01/20/16            $     -           $    -      $36,114,574       $36,114,574
--------------------------------------------------------------------------------
04/20/16            $     -           $    -      $33,180,088       $33,180,088
--------------------------------------------------------------------------------
07/20/16            $     -           $    -      $30,267,474       $30,267,474
--------------------------------------------------------------------------------
10/20/16            $     -           $    -      $26,716,558       $26,716,558
--------------------------------------------------------------------------------
01/20/17            $     -           $    -      $23,521,038       $23,521,038
--------------------------------------------------------------------------------
04/20/17            $     -           $    -      $20,426,345       $20,426,345
--------------------------------------------------------------------------------
07/20/17            $     -           $    -      $17,351,522       $17,351,522
--------------------------------------------------------------------------------
10/20/17            $     -           $    -      $13,636,139       $13,636,139
--------------------------------------------------------------------------------
01/20/18            $     -           $    -      $10,294,741       $10,294,741
--------------------------------------------------------------------------------
04/20/18            $     -           $    -      $ 7,063,392       $ 7,063,392
--------------------------------------------------------------------------------
07/20/18            $     -           $    -      $ 3,850,175       $ 3,850,175
--------------------------------------------------------------------------------
10/20/18            $     -           $    -          $     -           $     -
--------------------------------------------------------------------------------



                                  Schedule A-2

                                   SCHEDULE B
                  Schedule of Overcollateralization Requirement

                    All amounts are in United States Dollars



------------------------------------------------------------------
Payment Date           Calculated Overcollaterization Level
------------------------------------------------------------------
Closing                 $                                    -
------------------------------------------------------------------
10/20/04                $                               50,667
------------------------------------------------------------------
01/20/05                $                               63,333
------------------------------------------------------------------
04/20/05                $                               76,000
------------------------------------------------------------------
07/20/05                $                               88,667
------------------------------------------------------------------
10/20/05                $                             101,333
------------------------------------------------------------------
01/20/06                $                             114,000
------------------------------------------------------------------
04/20/06                $                             126,667
------------------------------------------------------------------
07/20/06                $                             139,333
------------------------------------------------------------------
10/20/06                $                             152,000
------------------------------------------------------------------
01/20/07                $                             164,667
------------------------------------------------------------------
04/20/07                $                             177,333
------------------------------------------------------------------
07/20/07                $                             190,000
------------------------------------------------------------------
10/20/07                $                             202,667
------------------------------------------------------------------
01/20/08                $                             215,333
------------------------------------------------------------------
04/20/08                $                             228,000
------------------------------------------------------------------
07/20/08                $                             240,667
------------------------------------------------------------------
10/20/08                $                             253,333
------------------------------------------------------------------
01/20/09                $                             266,000
------------------------------------------------------------------
04/20/09                $                             278,667
------------------------------------------------------------------
07/20/09                $                             291,333
------------------------------------------------------------------
10/20/09                $                             304,000
------------------------------------------------------------------
01/20/10                $                             316,667
------------------------------------------------------------------
04/20/10                $                             329,333
------------------------------------------------------------------
07/20/10                $                             342,000
------------------------------------------------------------------
10/20/10                $                             354,667
------------------------------------------------------------------
01/20/11                $                             367,333
------------------------------------------------------------------
04/20/11                $                             380,000
------------------------------------------------------------------
07/20/11                $                             392,667
------------------------------------------------------------------
10/20/11                $                             405,333
------------------------------------------------------------------
01/20/12                $                             418,000
------------------------------------------------------------------
04/20/12                $                             430,667
------------------------------------------------------------------
07/20/12                $                             443,333
------------------------------------------------------------------
10/20/12                $                             456,000
------------------------------------------------------------------
01/20/13                $                             468,667
------------------------------------------------------------------
04/20/13                $                             481,333
------------------------------------------------------------------
07/20/13                $                             494,000
------------------------------------------------------------------
10/20/13                $                             506,667
------------------------------------------------------------------
01/20/14                $                             519,333
------------------------------------------------------------------
04/20/14                $                             532,000
------------------------------------------------------------------
07/20/14                $                             544,667
------------------------------------------------------------------
10/20/14                $                             557,333
------------------------------------------------------------------
01/20/15                $                             570,000
------------------------------------------------------------------
04/20/15                $                             582,667
------------------------------------------------------------------
07/20/15                $                             595,333
------------------------------------------------------------------
10/20/15                $                             608,000
------------------------------------------------------------------
01/20/16                $                             620,667
------------------------------------------------------------------

------------------------------------------------------------------
04/20/16                $                             633,333
------------------------------------------------------------------
07/20/16                $                             646,000
------------------------------------------------------------------
10/20/16                $                             658,667
------------------------------------------------------------------
01/20/17                $                             671,333
------------------------------------------------------------------
04/20/17                $                             684,000
------------------------------------------------------------------
07/20/17                $                             696,667
------------------------------------------------------------------
10/20/17                $                             709,333
------------------------------------------------------------------
01/20/18                $                             722,000
------------------------------------------------------------------
04/20/18                $                             734,667
------------------------------------------------------------------
07/20/18                $                             747,333
------------------------------------------------------------------
10/20/18                $                             760,000
------------------------------------------------------------------



                                  Schedule A-4

                         Exhibit A to Series Supplement

                                  Form of Bond



REGISTERED                         $

No. R-__      CUSIP NO. ______

                       SEE REVERSE FOR CERTAIN DEFINITIONS





     THE PRINCIPAL OF THIS CLASS A-[ ] TRANSITION BOND SHALL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-[ ] TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS CLASS A-[ ] TRANSITION BOND HEREBY COVENANTS AND AGREES THAT, PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE CLASS A-[ ] TRANSITION BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. TRANSFERS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS IN THE CLEARING AGENCY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL TRANSITION BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                  TRANSITION BONDS, SERIES 2003-1, CLASS A-[ ].

Interest          Original Principal         Expected Final        Maturity Date
Rate              Amount                     Payment Date


     ATLANTIC CITY ELECTRIC Transition Funding LLC, a limited liability company formed and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the principal amount shown above in quarterly installments on the Payment Dates (as defined below) and in the amounts determined as specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture referred to on the reverse hereof, in each year, commencing on October 20, 2004 and ending on or before the Final Maturity Date, to pay the entire unpaid principal hereof on the Final Maturity Date and to pay interest, at the Interest Rate shown above at a fixed rate, on each January 20, April 20, July 20 and October 20, or, if any such day is not a Business Day, the next succeeding Business Day, commencing on October 20, 2004 and continuing until the earlier of the payment of the principal hereof and the Final Maturity Date hereof (each a "Payment Date"), on the principal amount of this Class A-[ ] Transition Bond outstanding from time to time. Interest shall be computed (i) for the initial Payment Date, on the basis of the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to but excluding the initial Payment Date, divided by 360, multiplied by [ ]%, multiplied by the Outstanding Amount of the Class A-[ ] Transition Bonds as of the Series Issuance Date and (ii) for each succeeding Payment Date, on the basis of the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the preceding Payment Date to but excluding the current Payment Date, divided by 360, multiplied by [ ]%, multiplied by the Outstanding Amount of the Class A-[ ] Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the Class A-[ ] Transition Bonds on such preceding Payment Date. Such principal of and interest on this Class A-[ ] Transition Bond shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Class A-[ ] Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A-[ ] Transition Bond shall be applied first to interest due and payable on this Class A-[ ] Transition Bond as provided above and then to the unpaid principal of this Class A-[ ] Transition Bond, all in the manner set forth in Section 8.02 of the Indenture and the Series Supplement referred to on the reverse hereof.

     Reference is made to the further provisions of this Class A-[ ] Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-[ ] Transition Bond.


                                  Exhibit A-2

     Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class A-[ ] Transition Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an authorized Manager of the Issuer.

Dated:  _____________ __, 2___

                                       ATLANTIC CITY ELECTRIC TRANSITION
                                       FUNDING LLC


                                       By: _______________________________
                                            Name: __________________________
                                            Title: Manager



                                  Exhibit A-2

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

_____________ __, 2___

     This is one of the Class A-[ ] Transition Bonds of the Series 2003-1 Transition Bonds, designated above and referred to in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK, not in its
                                              individual capacity but solely as
                                              Trustee on behalf of the
                                              Transition Bondholders,


                                         By: _______________________________
                                             Name: __________________________
                                             Title: ___________________________


                                  Exhibit A-4

                           REVERSE OF TRANSITION BOND

     This Class A-[ ] Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes. The Series 2003-1 Transition Bonds consist of three Classes, including the Class A-[ ] Transition Bonds (herein called the "Class A-[ ] Transition Bonds"). The Class A-[ ] Transition Bonds have been issued under an indenture dated as of December 19, 2002, and a series supplement thereto dated as of December __, 2003 (such series supplement, as supplemented or amended, the "Series Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class A-[ ] Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

     The Class A-[ ] Transition Bonds, the other Classes of Series 2003-1 Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

     The principal of this Class A-[ ] Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance of the Class A-[ ] Transition Bonds on such Payment Date (after giving effect to all payments of principal made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule attached to the Series Supplement as Schedule A, unless payable earlier either because

          (i) an Event of Default has occurred and is continuing and the Trustee or the Holders of Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with
     Section 5.02 of the Indenture, or

          (ii) the Issuer, at its option, has called for the redemption of the Series 2003-1 Transition Bonds in whole pursuant to Section 7(b) of the Series Supplement and Section 10.01 of the Indenture.

However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid principal amount of this Class A-[ ] Transition Bond shall be due and payable on the earlier of the Final Maturity Date hereof and the Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Transition Bonds of all Series representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the


                                  Exhibit A-5

Transition Bonds to be immediately due and payable in accordance with Section
5.02 of the Indenture.

Except in the case of an optional redemption pursuant to Section 10.01 of the Indenture, unless an acceleration upon an Event of Default has occurred and is continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Series 2003-1 Transition Bondholders of record as of the related Record Date the amounts payable as principal on the Series 2003-1 Transition Bonds in accordance with the Expected Amortization Schedule; provided that if as of such Payment Date one or more Classes of Series 2003-1 Transition Bonds did not receive a scheduled payment of principal on a previous Payment Date and amounts are payable in respect of more than one such Class in accordance with the Expected Amortization Schedule, principal payments shall be allocated in a sequential manner as specified in, and subject to the limitations set forth in, Section 5(b) of the Series Supplement. In the case of an optional redemption pursuant to Section
10.01 of the Indenture or an acceleration upon an Event of Default pursuant to
Section 5.02 of the Indenture, if the amounts available to make payments of principal on the Series 2003-1 Transition Bonds are insufficient to make such payments in full, the Trustee shall pay principal on each Class of the Series 2003-1 Transition Bondholders pro rata based on the Outstanding Amount of each such Class as of such date, if such date is a Payment Date, and otherwise as of the most recent Payment Date after giving effect to all payments of principal made to the Holders of Transition Bonds as of such most recent Payment Date.

     Payments of interest on this Class A-[ ] Transition Bond due and payable on each Payment Date, together with the installment of principal, if any, payable on this Class A-[ ] Transition Bond on such Payment Date, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A-[ ] Transition Bond (or one or more predecessors of such Transition Bond) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Series Supplement, except that with respect to Class A-[ ] Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of principal payable with respect to this Class A-[ ] Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class A-[ ] Transition Bond be submitted for notation of payment. Any reduction in the principal amount of this Class A-[ ] Transition Bond (or any one or more predecessors to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A-[ ] Transition Bond and of any Class A-[ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A-[ ] Transition Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, shall notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Registered Holder hereof as of the Record Date


                                  Exhibit A-6
immediately preceding such final Payment Date and only upon presentation and surrender of this Class A-[ ] Transition Bond and shall specify the place where this Class A-[ ] Transition Bond may be presented and surrendered for payment of such installment.

     The Issuer shall pay interest on overdue installments of interest on this Class A-[ ] Transition Bond at the Interest Rate for Class A-[ ] to the extent lawful.

     The Class A-[ ] Transition Bonds may be redeemed, in whole but not in part, in certain circumstances as provided in Section 7(b) of the Series Supplement and Section 10.01 of the Indenture.

     This Class A-[ ] Transition Bond is a "transition bond" as such term is defined in the Competition Act. Principal and interest due and payable on this Transition Bond are payable from and secured primarily by bondable transition property authorized by a bondable stranded costs rate order issued by the State of New Jersey Board of Public Utilities pursuant to the Competition Act. The bondable transition property securing the Transition Bonds includes the irrevocable right to impose and collect a nonbypassable, usage-based charge (defined in the Competition Act as a "transition bond charge") to be included in electric utility bills of customers of Atlantic City Electric Company, a New Jersey corporation.

     The Competition Act provides that:

          "The State of New Jersey does hereby pledge and agree with the holders of any transition bonds issued under the authority of this act, with the pledgee, owner or assignee of bondable transition property, with any financing entity which has issued transition bonds with respect to which a bondable stranded costs rate order has been issued and with any person who may enter into agreements with an electric public utility or an assignee or pledgee thereof or a financing entity pursuant to this act, that the State will not limit, alter or impair any bondable transition property or other rights vested in an electric public utility or an assignee or pledgee thereof or a financing entity or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order until such transition bonds, together with the interest and acquisition or redemption premium, if any, thereon, are fully paid and discharged or until such agreements are fully performed on the part of the electric public utility, any assignee or pledgee thereof or the financing entity or in any way limit, alter, impair or reduce the value or amount of the bondable transition property approved by a bondable stranded costs rate order
          ...."

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-[ ] Transition Bond may be registered in the Transition Bond Register upon surrender of this Class A-[ ] Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible


                                  Exhibit A-7

Guarantor Institution, and thereupon one or more new Class A-[ ] Transition Bonds of any Authorized Denominations and in the same aggregate initial principal amount shall be issued to the designated transferee or transferees. No service charge shall be charged for any registration of transfer or exchange of this Class A-[ ] Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

     Prior to the due presentment for registration of transfer of this Class A-[ ] Transition Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class A-[ ] Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and interest on this Class A-[ ] Transition Bond and for all other purposes whatsoever, whether or not this Class A-[ ] Transition Bond may be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected and upon satisfaction of the Rating Agency Condition. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-[ ] Transition Bond (or any one of more predecessors of such transition bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-[ ] Transition Bond and of any Class A-[ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-[ ] Transition Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge, consolidate or sell substantially all of its assets, subject to the rights of the Trustee and the Holders of Transition Bonds under the Indenture. The term "Issuer" as used in this Class A-[ ] Transition Bond includes any successor to the Issuer under the Indenture.

     The Class A-[ ] Transition Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Series Supplement, subject to certain limitations therein set forth.

     This Class A-[ ] Transition Bond, the Indenture and the Series Supplement shall be construed in accordance with the laws of the State of New Jersey, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.


                                  Exhibit A-8

     No reference herein to the Indenture, and no provision of this Class A-[ ] Transition Bond or of the Indenture, shall alter or impair the right of the Holder hereof, which is absolute and unconditional and which shall not be impaired without the consent of such Holder: (a) to receive payment of (i) the interest on this Transition Bond on or after the due dates thereof expressed in this Transition Bond or in the Indenture, (ii) the unpaid principal of this Transition Bond on or after the Final Maturity Date herefor and (iii) in the case of redemption, the unpaid principal and interest on this Transition Bond on or after the Redemption Date hereof; and (b) to institute suit for the enforcement of any such payment.


                                  Exhibit A-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __

                         (name and address of assignee)

the within Class A-[ ] Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

                         (name and address of appointee)

attorney, to transfer said Class A-[ ] Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
                                                                    *
-----------------          -----------------------------------------


Signature Guaranteed:

-----------------          -----------------------------------------

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-[ ] Transition Bond in every particular, without alteration, enlargement or any change whatsoever.



                                  Exhibit A-10